Exhibit 99.1

CONSENT OF INDEPENDENT VALUER
We hereby consent to the reference to our name and the description of our role in the valuation process of real estate assets of Industrial Property Trust Inc. (the “Company”), set forth in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on the date hereof, being (i) included or incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-184126) and the related prospectus included therein and (ii) included or incorporated by reference into the Company’s Registration Statement on Form S-8 (No. 333-194656). In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.
/s/     Duff & Phelps, LLC
Duff & Phelps, LLC
December 21, 2018